EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
MARCH 2019 MONTHLY DIVIDEND AND
FEBRUARY 28, 2019 RMBS PORTFOLIO CHARACTERISTICS

•	March 2019 Monthly Dividend of $0.08 Per Share
•	RMBS Portfolio Characteristics as of February 28, 2019
•	Next Dividend Announcement Expected April 17, 2019

Vero Beach, Fla., March 13, 2019 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of March 2019. The dividend of $0.08 per share will be paid April 30, 2019, to holders of record on March 29, 2019, with an ex-dividend date of March 28, 2019.  The Company plans on announcing its next dividend after the Board’s meeting on April 17, 2019.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of March 13, 2019, the Company had 49,018,779 shares outstanding. At December 31, 2018, the Company had 49,132,423 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of February 28, 2019 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Feb 2019	Dec - Feb	Modeled	Modeled
					Net			Weighted	CPR	2019 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Mar)	in Mar)	(-50 BPS)(1)	(+50 BPS)(1)
ARM RMBS
Post Rest ARM	$1,337	$1,413	0.05%	$105.66	4.75%	5.19%	172	189	69.02%	43.14%	$9	$(7)
Fixed Rate CMO	701,767	722,819	24.30%	103.00	4.26%	4.61%	12	345	8.90%	7.59%	2,997	(6,809)
15yr 4.0	519,826	538,634	18.11%	103.62	4.00%	4.53%	9	168	7.54%	6.37%	9,621	(10,136)
15yr Total	519,826	538,634	18.11%	103.62	4.00%	4.53%	9	168	7.54%	6.37%	9,621	(10,136)
20yr 4.0	89,738	92,767	3.12%	103.38	4.00%	4.48%	19	217	9.52%	7.53%	2,041	(2,103)
20yr Total	89,738	92,767	3.12%	103.38	4.00%	4.48%	19	217	9.52%	7.53%	2,041	(2,103)
30yr 4.0	303,061	311,695	10.48%	102.85	4.00%	4.55%	22	336	5.39%	5.48%	6,606	(8,107)
30yr 4.5	955,242	998,006	33.55%	104.48	4.50%	4.96%	12	347	9.90%	10.09%	13,612	(18,663)
30yr 5.0	162,596	173,802	5.84%	106.89	5.00%	5.50%	12	346	13.45%	10.88%	2,362	(3,056)
30yr Total	1,420,899	1,483,503	49.87%	104.41	4.45%	4.94%	14	345	9.35%	9.20%	22,580	(29,826)
Total Pass Through RMBS	2,733,567	2,839,136	95.44%	103.86	4.30%	4.76%	13	307	8.92%	8.11%	37,248	(48,881)
Structured RMBS
Interest-Only Securities	753,908	112,560	3.78%	14.93	3.74%	4.33%	60	253	7.11%	7.35%	(14,885)	11,399
Inverse Interest-Only Securities	219,974	23,229	0.78%	10.56	2.63%	4.86%	56	295	8.76%	9.65%	2,338	(3,035)
Total Structured RMBS	973,882	135,789	4.56%	13.94	3.49%	4.45%	59	262	7.48%	7.87%	(12,547)	8,364
Total Mortgage Assets	$3,707,449	$2,974,925	100.00%		4.09%	4.68%	25	295	8.54%	8.04%	$24,701	$(40,517)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(1,725,000)	Dec-2020									$(17,250)	$17,250
Swaps	(1,260,000)	Oct-2020									(10,725)	10,725
5-Year Treasury Future	(165,000)	Jun-2019(2)									(4,019)	4,500
TBA	(250,000)	Mar-2018									(5,208)	6,086
Hedge Total	$(3,400,000)										$(37,202)	$38,561
Rate Shock Grand Total											$(12,501)	$(1,956)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $114.56 at February 28, 2019. The notional contract value of the short position was $189.0 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of February 28, 2019			As of February 28, 2019
Fannie Mae	$1,461,823	49.1%	Non-Whole Pool Assets	$928,095	31.2%
Freddie Mac	1,509,304	50.8%	Whole Pool Assets	2,046,830	68.8%
Ginnie Mae	3,798	0.1%	Total Mortgage Assets	$2,974,925	100.0%
Total Mortgage Assets	$2,974,925	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of February 28, 2019	Borrowings	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$371,010	13.3%	2.66%	49	5/13/2019
RBC Capital Markets, LLC	317,254	11.3%	2.67%	16	3/28/2019
Wells Fargo Bank, N.A.	306,180	10.9%	2.64%	17	3/26/2019
J.P. Morgan Securities LLC	257,599	9.2%	2.65%	15	3/15/2019
Cantor Fitzgerald & Co	249,621	8.9%	2.63%	12	3/15/2019
ING Financial Markets LLC	224,760	8.0%	2.63%	15	3/25/2019
Mitsubishi UFJ Securities (USA), Inc	203,012	7.2%	2.67%	67	5/15/2019
ABN AMRO Bank N.V.	148,320	5.3%	2.65%	35	4/4/2019
ICBC Financial Services LLC	124,773	4.4%	2.66%	14	3/15/2019
Citigroup Global Markets Inc	112,169	4.0%	2.67%	25	3/29/2019
ASL Capital Markets Inc.	90,729	3.2%	2.67%	75	5/14/2019
FHLB-Cincinnati	82,688	2.9%	2.67%	1	3/1/2019
South Street Securities, LLC	74,905	2.7%	2.63%	29	3/29/2019
Natixis, New York Branch	56,589	2.0%	2.77%	15	3/15/2019
Lucid Cash Fund USG LLC	48,776	1.7%	2.68%	14	3/14/2019
Bank of Montreal	35,447	1.3%	2.66%	15	3/15/2019
Guggenheim Securities, LLC	26,762	1.0%	2.66%	1	3/1/2019
J.V.B. Financial Group, LLC	24,546	0.9%	2.63%	21	3/25/2019
Lucid Prime Fund, LLC	20,153	0.7%	2.73%	14	3/14/2019
Merrill Lynch, Pierce, Fenner & Smith	15,807	0.6%	3.04%	28	3/28/2019
ED&F Man Capital Markets Inc	13,469	0.5%	2.63%	7	3/7/2019
Total Borrowings	$2,804,569	100.0%	2.66%	27	5/15/2019

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400